                                                                 EXHIBIT 11.1


ZEVEX International, Inc.

Statement re Computation of Per Share Earnings


                                             Year Ended                       Nine Months Ended
                                             December 31,                        September 30,
                              ----------------------------------------    --------------------------
                                  1994          1995          1996             1996         1997
                              ------------  ------------  ------------    ------------  ------------
Primary
Net income (loss)              $  (24,662)   $  316,800    $  345,577      $  142,710    $  410,763
                              ===========   ============  ============    ============  ============
Weighted average shares
  of common stock
  outstanding                   1,130,609     1,305,812     1,388,466       1,365,716     1,918,793
                              -----------   ------------  ------------    ------------  ------------
Dilutive common stock
  equivalents (stock
  options and warrants)                --            --            --              --       397,009
                              -----------   ------------  ------------    ------------  ------------
Shares used in computing
  net income (loss)
  per share                     1,130,609     1,305,812     1,388,466       1,365,716     2,315,802
                              ===========   ============  ============    ============  ============
Net income (loss) per share    $    (0.02)   $     0.24    $     0.25      $     0.10    $     0.18
                              ===========   ============  ============    ============  ============


                                             Year Ended                       Nine Months Ended
                                             December 31,                        September 30,
                              ----------------------------------------    --------------------------
                                  1994          1995          1996             1996         1997
                              ------------  ------------  ------------    ------------  ------------
Fully Diluted
Net income (loss)              $  (24,662)   $  316,800    $  345,577      $  142,710    $  410,763
                              ===========   ============  ============    ============  ============
Weighted average shares
  of common stock
  outstanding                   1,130,609     1,305,812     1,388,466       1,365,716     1,918,793

Dilutive common stock
  equivalents (stock
  options and warrants)                --            --            --              --       471,393
                              -----------   ------------  ------------    ------------  ------------
Shares used in
  computing net income
  (loss) per share              1,130,609     1,305,812     1,388,466       1,365,716     2,390,186
                              ===========   ============  ============    ============  ============
Net income (loss) per
  share                        $    (0.02)   $     0.24    $     0.25      $     0.10    $     0.17
                              ===========   ============  ============    ============  ============